Exhibit 99.1

Citius Oncology, Inc. Reports Fiscal Third Quarter 2026 Financial Results and Provides Business Update

$7.1 million in revenue for the first nine months of fiscal 2026 as the LYMPHIR® launch progresses

Strong institutional demand drives growth in total vials ordered and number of institutions ordering

LYMPHIR ordered by 44 institutions since launch

CRANFORD, N.J., August 14, 2026 /PRNewswire/ -- Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), an oncology-focused biopharmaceutical company and majority-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”) (Nasdaq: CTXR), today reported financial results for the fiscal third quarter ended June 30, 2026, and provided a business update.

“Institutional demand (LYMPHIR vials ordered by prescribing centers from wholesalers) is accelerating. Institutional vial orders grew 31% sequentially, from 708 in the quarter ended March 31, 2026 to 926 in the quarter ended June 30, 2026. In July, institutions ordered 383 vials from wholesalers, the largest order month to date, reflecting a 25% increase over the prior quarter’s monthly average order. Currently, 44 institutions have prescribed and ordered LYMPHIR,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology.

“We expect continued institutional demand to drive new wholesaler orders. The Company recognizes revenue when wholesaler orders are fulfilled. Consequently, net revenue for any period reflects actual wholesaler orders fulfilled. In July, we began to see growth in institutional demand translate into increased wholesale orders and associated revenue. The positive trajectory of formulary approvals, institutional adoption, and unit demand gives us confidence in a robust remainder of the fiscal year,” added Mazur.

“We generated initial momentum with a lean internal team, maintaining healthy product margins and securing broad market access. In August, our full 29-person-strong commercial and medical affairs organizations expanded to nationwide coverage. The teams are now positioned to accelerate commercial execution and support broader adoption by leveraging the comprehensive, scalable infrastructure already established for LYMPHIR, including patient hub services, marketing and reimbursement support. Citius Oncology is now well positioned to broaden engagement with treatment centers, targeting formulary inclusion at 100 priority institutions by year-end and first-in-class support for health care providers. At the same time, we continue to advance LYMPHIR’s longer-term value proposition through investigator-initiated studies exploring its potential in combination regimens beyond CTCL,” added Mazur.

“Overall, the launch is moving in the right direction: more institutions are ordering LYMPHIR, vial demand is increasing, and our commercial footprint is expanding. We believe the underlying increasing demand trends provide a strong basis for the remainder of fiscal 2026,” concluded Mazur.

Fiscal Third Quarter 2026 Business Highlights and Subsequent Developments

●	Secured prescriptions and orders from 44 institutions for LYMPHIR® (denileukin diftitox-cxdl), including academic oncology centers, leading National Comprehensive Cancer Network (NCCN) institutions, and community infusion centers;

●	Increased the number of new ordering institutions by 80% in the quarter ended June 30, 2026, compared to the quarter ended March 31, 2026;

●	Grew the number of vials ordered by institutions from wholesalers by 31% in the quarter ended June 30, 2026, compared to the quarter ended March 31, 2026, with 383 institutional vials ordered in July 2026, the largest vial order month to date;

●	Secured near-universal payer coverage, with no reimbursement denials or prior authorization barriers reported to date;

●	Expanded the commercial organization by 21 additional field-based professionals and added eight medical science liaisons, executed by the Company’s exclusive commercialization partner, EVERSANA;

●	Engaged U.S. and international CTCL key opinion leaders at the Sixth World Congress of Cutaneous Lymphomas in Montreal through scientific exchange and educational initiatives;

●	Advanced two investigator-initiated Phase 1 studies of LYMPHIR in combination settings:

○	Phase 1 data for LYMPHIR with pembrolizumab in recurrent or refractory gynecologic cancers presented at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting, demonstrating:

-	20.5 months of median progression-free survival among 48% of efficacy-evaluable patients achieving clinical benefit (10 of 21),

-	Responses observed in patients previously treated with immune checkpoint inhibitors, including a 24% objective response rate (ORR) overall, and 33% ORR in patients with relapsed or refractory endometrial cancer; and,

○	Phase 1 data for LYMPHIR administered prior to CAR-T therapy in high-risk relapsed or refractory diffuse large B-cell lymphoma (DLBCL) presented at 2026 ASTCT® & CIBMTR® Tandem Meetings, demonstrating:

-	86% ORR, including 57% complete response (CR) and 29% partial response (PR),

-	LYMPHIR was well-tolerated with no dose-limiting toxicities observed; and,

●	Appointed Jonathan Peri, Ph.D., J.D., as an independent director on August 10, 2026, bringing three decades of leadership experience across law, financial services and corporate governance.

Fiscal Third Quarter 2026 Financial Highlights and Subsequent Developments

●	Cash and cash equivalents of $16.6 million as of June 30, 2026;

●	Received approximately $9.7 million in net proceeds from the exercise of certain warrants and funded $10.0 million under the first tranche of a senior secured term loan facility of up to $25.0 million;

●	Revenues of $1.5 million for the three months ended June 30, 2026, compared to no revenue for the three months ended June 30, 2025; and $7.1 million for the nine months ended June 30, 2026, compared to no revenue for the nine months ended June 30, 2025;

●	Gross profit of $1.0 million for the three months ended June 30, 2026, and $5.5 million for the nine months ended June 30, 2026;

●	Research and development (R&D) expenses of $0.2 million for the three months ended June 30, 2026, compared to $0.9 million for the prior-year quarter; and $2.3 million for the nine months ended June 30, 2026, compared to $5.3 million for the prior-year period;

●	General and administrative (G&A) expenses of $4.2 million for the three months ended June 30, 2026, compared to $1.9 million for the prior-year quarter, reflecting the expansion of the commercial organization; nine-month G&A of $30.7 million included a $19.7 million one-time CMO contract cancellation charge recognized in the second fiscal quarter in connection with a notice of termination; and,

●	Net loss of $8.9 million, or $(0.08) per share, for the three months ended June 30, 2026, compared to $5.4 million, or $(0.08) per share, for the prior-year quarter; and $41.1 million, or $(0.42) per share, for the nine months ended June 30, 2026, compared to $19.8 million, or $(0.28) per share, for the prior-year period.

About LYMPHIR™ (denileukin diftitox-cxdl)

LYMPHIR is a targeted immune therapy for relapsed or refractory cutaneous T-cell lymphoma (CTCL) indicated for use in Stage I-III disease after at least one prior systemic therapy. It is a recombinant fusion protein that combines the IL-2 receptor binding domain with diphtheria toxin (DT) fragments. The agent specifically binds to IL-2 receptors on the cell surface, causing diphtheria toxin fragments that have entered cells to inhibit protein synthesis, resulting in cell death. Denileukin diftitox-cxdl has demonstrated the ability to deplete immunosuppressive regulatory T lymphocytes (Tregs) and antitumor activity through a direct cytocidal action on IL-2R-expressing tumors. LYMPHIR was approved by the FDA and subsequently launched in the U.S. in December 2025.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial CTCL market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets, and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 62% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; our ability to regain compliance with Nasdaq’s continued listing standards; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our ability to obtain, perform under, and maintain third party agreements and relationships, including obtaining a new bulk drug substance supplier; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; our ability to secure and maintain strategic partnerships and expand international access to LYMPHIR; risks relating to the results of research and development activities; our ability to procure cGMP commercial-scale supply; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings, which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contacts

Investor Contact:
Ilanit Allen
ir@citiuspharma.com
908-967-6677 x113

Media Contact: STiR-communications
Greg Salsburg
greg@stir-communications.com

– Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2026	September 30, 2025
Current Assets:
Cash and cash equivalents	$16,563,705	$3,924,908
Accounts receivable, net of allowances	686,235	—
Inventory	22,625,945	22,286,693
Prepaid expenses	2,831,280	1,331,280
Total Current Assets	42,707,165	27,542,881

Other Assets:
In-process research and development, net of accumulated amortization	69,385,938	73,400,000

Total Assets	$112,093,103	$100,942,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,315,516	$13,234,684
License payable	15,650,000	22,650,000
Accrued expenses	25,836,120	4,093,124
Due to related party	9,985,558	9,513,771
Total Current Liabilities	58,787,194	49,491,579

Notes payable, net of deferred financing costs	6,410,161	—
Deferred tax liability	2,710,643	2,784,960
Note payable to related party	3,800,111	3,800,111
Total Liabilities	71,708,109	56,076,650
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 400,000,000 shares authorized at June 30, 2026 and September 30, 2025; 105,758,982 and 83,513,442 shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	10,576	8,351
Additional paid-in capital	145,481,984	108,897,836
Accumulated deficit	(105,107,566)	(64,039,956)
Total Stockholders’ Equity	40,384,994	44,866,231
Total Liabilities and Stockholders’ Equity	$112,093,103	$100,942,881

CITIUS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND Nine months Ended June 30, 2026 and 2025 (Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenues	$1,493,788	$—	$7,105,197	$—
Cost of revenues	(491,843)	—	(1,609,929)	—
Gross Profit	1,001,945	—	5,495,268	—

Operating Expenses
Research and development	218,496	938,277	2,316,202	5,342,198
Amortization of in-process research and development	1,720,312	—	4,014,062	—
General and administrative	4,219,163	1,881,447	30,704,141	7,446,753
Stock-based compensation – general and administrative	3,560,791	2,125,237	11,043,551	6,022,287
Total Operating Expenses	9,718,762	4,944,961	48,077,956	18,811,238

Operating Loss	(8,716,817)	(4,944,961)	(42,582,688)	(18,811,238)

Other Income (Expense)
Interest income	96,848	—	168,857	—
Gain on sale of New Jersey net operating losses	—	—	1,762,000	—
Amortization of deferred financing costs	(179,492)	—	(179,492)	—
Interest expense	(231,732)	(160,755)	(310,604)	(160,755)
Total Other Income (Expense), Net	(314,376)	(160,755)	1,440,761	(160,755)

Loss before Income Taxes	(9,031,193)	(5,105,716)	(41,141,927)	(18,971,993)
Income tax expense (benefit)	(107,347)	264,240	(74,317)	792,720

Net Loss	$(8,923,846)	$(5,369,956)	$(41,067,610)	$(19,764,713)

Net Loss Per Share - Basic and Diluted	$(0.08)	$(0.08)	$(0.42)	$(0.28)

Weighted Average Common Shares Outstanding
Basic and diluted (includes pre-funded warrants from the December 2025 offering)	107,890,452	71,552,402	98,413,989	71,552,402

CITIUS ONCOLOGY, INC.

Condensed Consolidated STATEMENTS OF CASH FLOWS

FOR THE Nine months Ended June 30, 2026 and 2025

(Unaudited)

	2026	2025
Cash Flows From Operating Activities:
Net loss	$(41,067,610)	$(19,764,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	11,043,551	6,022,287
Amortization of in-process research and development	4,014,062	-
Amortization of deferred financing costs	179,492	-
Deferred income tax expense	(74,317)	792,720
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(686,235)	-
Inventory	(339,252)	(8,940,201)
Prepaid expenses	(1,500,000)	1,600,000
Accounts payable	(5,919,168)	4,955,797
Accrued expenses	19,980,496	8,458,554
Due to related party	471,787	6,875,556
Net Cash (Used In) Provided By Operating Activities	(13,897,194)	-
Cash Flows From Investing Activities
License payments	(7,000,000)	-
Net Cash Used In Investing Activities	(7,000,000)	-
Cash Flows From Financing Activities
Net proceeds from notes payable	9,635,000	-
Net proceeds from exercise of warrants and pre-funded warrants	9,730,818	-
Deferred Financing Costs	(892,551)
Net proceeds from issuance of common stock	15,062,724	-
Net Cash Provided by Financing Activities	33,535,991	-
Net Change in Cash and Cash Equivalents	12,638,797	-
Cash and Cash Equivalents – Beginning of Period	3,924,908	112
Cash and Cash Equivalents – End of Period	$16,563,705	$112
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Interest Paid	$212,794	$-
Warrants issued for loan agreement included in deferred financing costs	$749,280	$-
Deferred financing costs included in accrued expenses	$1,762,500	$-